COVANTA HOLDING CORPORATION
VIRTUAL-ONLY 2020 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 14, 2020

MORRISTOWN, N.J., APRIL 21, 2020 – Covanta Holding Corporation (NYSE:CVA) (“Covanta” or the “Company”) will hold its 2020 Annual Meeting of Stockholders (“Annual Meeting”) in a virtual-only format due to continued public health concerns related to coronavirus (COVID-19). We believe this is in the best interests of the health and well-being of our stockholders and other meeting participants.

The Annual Meeting will be held on Thursday, May 14, 2020 at 11a.m., EDT. To participate, stockholders must login at www.virtualshareholdermeeting.com/CVA2020 and enter the 16-digit control number found on their proxy card or voting instruction form. Stockholders will be able to vote their shares electronically during the meeting if they have not done so in advance. Stockholders will also be able to submit their questions beginning 15 minutes before the start of the live audio webcast.

As described in the Company’s proxy materials previously distributed for the Annual Meeting, stockholders at the close of business on March 16, 2020, the record date, are entitled to participate in and vote at the Annual Meeting.

About Covanta
Covanta is a world leader in providing sustainable waste and energy solutions. Annually, Covanta’s modern Waste-to-Energy facilities safely convert approximately 21 million tons of waste from municipalities and businesses into clean, renewable electricity to power one million homes and recycle 500,000 tons of metal. Through a vast network of treatment and recycling facilities, Covanta also provides comprehensive industrial material management services to companies seeking solutions to some of today’s most complex environmental challenges. For more information, visit covanta.com.

Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release may constitute "forward-looking" statements as defined in Section 27A of the Securities Act of 1933 (the "Securities Act"), Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"), the Private Securities Litigation Reform Act of 1995 (the "PSLRA") or in releases made by the Securities and Exchange Commission ("SEC"), all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Covanta Holding Corporation, its subsidiaries and joint ventures or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. For additional information see the Cautionary Note Regarding Forward-Looking Statements in the Company's 10-K, previously filed with the Securities and Exchange Commission.

Investor Contact:
Dan Mannes
862-345-5456
IR@covanta.com

Media Contact:
James Regan
862-345-5216
jregan@covanta.com